Exhibit 10.10

Employment Agreement

Party A (the Employer):
Address:
Tel:
Legal Representative:

Party B (the Employee):
Sex:
Residential Address:
Hukou Address:
Tel:
ID Card No.:

According to “Employment Contract Law of PRC” and related regulations, on the basis of equality and mutual benefit, and through friendly consultations, the Parties hereby mutually agree as follows:

1. Term of Employment
(1) Fixed-Term: From [date] to [date], including a probation period of ___month(s), from __ to __.
(2) Open-Term: From [date] to the date when any mandatory condition to terminate this Agreement occurs, including a probation period of __month(s), from __ to __.
(3) Project-Term: From [date] to the date when the project is completed.

2. Work Content and Place
(1) Party B shall work at the position of __ with location in __.
(2) Party A shall have right to change Party B’s position according to the company’s needs and performance of Party B.
(3) Party B agrees to fully complete with the assigned work on time at the position designated by Party A.

3. Working Time and Holiday
(1) Party A shall comply with the working time regulated by the country, and adjust different working schedule for different positions. Party B shall comply with the working time set up by Party A.
(2) As the industry of Party A is special, Party A shall have right to adjust Party B’s working time, working shift, holiday according to Party B’s position needs.

4. Compensation
(1) Party B’s salary in probation period is __. After the probation period, Party B’s salary will be calculated according to item __ of the following:
a) Time rate wage. The salary is __.
b) Piece rate wage. Party A shall set up reasonable salary system. The Parties hereto shall confirm the piece rate wage by friendly consultations.
c). other ways_____________________.

Party A shall pay Party B the salary monthly in proper currency on the __ day of each month. Party B’s salary shall not be lower than the Lowest Salary Standard, set up by the government. The overtime salary shall be paid according to relevant laws.
(2) Party A shall have right to adjust Party B’s salary according to company’s business status, by-laws, Party B’s performance, work period, award and penalty and position. If Party B’s position is changed, Party B’s salary shall be adjusted to be the same with other employees at the same position, but shall not be lower than local lowest salary standard.

5. Social Insurance
The Parties shall buy social insurance and pay the premium. Party A shall have right to deduct the part of premium borne by Party B from his/her salary.
When this Agreement is terminated, Party A shall transfer Party B’s social insurance and employment files, and issue a letter certifying Party B’s resignation. Party B shall properly hand over his/her work.

6. Labor Protection, Working Condition, Protection against Occupational Hazards
(1) Party A shall provide Party B proper labor protection, working condition according to relevant laws and regulations, in order to make Party B healthy and safe on working.
(2) Party A shall train Party B on working safety, by-laws, practice and skills. Party B shall strictly comply with the regulations on labor protection and practice.

7. Covenants
(1) Particular provision on training:
(2) Particular provision on trade secret protection:
(3) Particular provision on supplementary insurance and welfare:
(4) Other provision:

8. Change of Agreement
This Agreement may be changed based on mutually consultations. Any change shall be made in written in an addendum and signed by the Parties. The addendum shall be deemed as an attachment to this Agreement, and have the same validity with this Agreement.

9. If the Parties terminate or renew this Agreement, the Parties shall comply with the relevant laws and regulations.

10. Dispute Settlement
In the event of any dispute relating to this Agreement, the Parties may settle it by consultations. If the consultations fail, either Party may apply for mediation to the labor dispute mediation committee of the company. If the mediation fails, either Party may file with local labor dispute arbitration commission. If either Party does not agree with the arbitration award, the Party may file a law suit with local people’s court within 15 days after receipt of arbitration award.

11. If anything is not provided in this Agreement, the Parties shall determine by mutual consultations or according to relevant laws and regulations. If any provision hereunder conflicts with new laws and regulations, the new laws and regulations prevail.

Party A:	Party B:	Authenticated by:

Date:	Date:	Date: